EXHIBIT 99.1

Concur Meets EPS Expectations For Eleventh Consecutive Quarter;

Achieves 27% Year Over Year Revenue Growth

$0.10 Per Share Generated in Cash From Operations

REDMOND, Wash., April 23, 2003 – Concur Technologies, Inc. (NASDAQ: CNQR), the leading provider of Corporate Expense Management solutions, today reported financial results for its fiscal 2003 second quarter ended March 31, 2003.

Concur reported fiscal 2003 second quarter net revenues of $13.8 million, which were up 27 percent from the second quarter of fiscal 2002. The net loss for the quarter was $429,000, or $(0.01) per share, which was within the range expected by the Company. This compares to a loss of $(0.11) per share for the second quarter of fiscal 2002.

“The combined strength and predictability of our subscription and services revenue, which grew 147 percent and 21 percent year over year respectively, more than offset the impact of the geopolitical environment on our license business, which is more susceptible to quarterly volatility,” said Steve Singh, chairman and chief executive officer for Concur Technologies, Inc. “During the quarter, our subscription gross margin improved to 48 percent from breakeven just three quarters ago and we generated $0.10 per share in net cash provided by operating activities, which was well above our expectations.”

“As we enter the June 2003 quarter, we have better than 75 percent visibility into our quarterly revenue target driven by the strength of our subscription and services revenues,” added Singh. “I am very pleased with the growth and the momentum in our business. Overall, the Company continues to perform well and we continue to strengthen our market leadership position.”

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Concur Meets EPS Expectations For Eleventh Consecutive Quarter; Achieves 27% Year Over Year Revenue Growth/2

Key Recent Events

•	Concur signed 87 customer contracts during the second fiscal quarter.

•	License contracts from new and existing customers included ABN AMRO, ADP, Avon Products, Inc., Bain Capital, BlackRock, Inc., Eastman Kodak Company, Manpower Inc., Manulife Financial, Southern Star Central Gas Pipeline, Inc., and Texas Instruments Incorporated.

•	Subscription contracts from new and existing customers included Delphi Corporation, the National Football League, Allergan, Washington Mutual, Inc., Agilent Technologies, Continental Mills, Inc., BAE Naval Ships, Nortrax, Advance America, beTRUSTed, InstallShield, Interep National Radio Sales Inc., and Moore Capital Management.

•	Concur continued to expand its channels of distribution.

•	Concur’s reseller partnerships with ADP and Microsoft Business Solutions have resulted in over 500 mid-market customers to date.

•	Concur recently signed a reseller agreement with EDS, the leading global information technology services company with more than 35,000 clients worldwide. Under the agreement, EDS will market Concur Expense™ to new and existing EDS clients.

•	Concur entered into a sales referral relationship with Sapient to increase further adoption of Concur Expense.

•	Concur introduced its end-to-end travel management solution which integrates the travel planning process within Concur Expense, enabling companies to drive down travel costs, maximize the reporting process, control budgets, and ensure better compliance with existing expense policies.

•	Concur announced the launch of new business intelligence offerings powered by Cognos, empowering enterprise customers with additional tools that further enhance their ability to monitor, measure, and manage their corporate spending patterns.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. The following estimates are all on a GAAP basis.

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Concur Meets EPS Expectations For Eleventh Consecutive Quarter; Achieves 27% Year Over Year Revenue Growth/3

•	Concur expects total net revenues to be between $13.1 and $15.3 million for the third quarter of fiscal 2003, and between $56.7 and $60 million for fiscal 2003.

•	Concur expects total cost of revenues to be between $5.6 and $6.1 million for the third quarter of fiscal 2003, and between $23.4 and $24.5 million for fiscal 2003.

•	Concur expects total operating expenses to be between $7.9 and $8.8 million for the third quarter of fiscal 2003, and between $32.3 and $34.2 million for fiscal 2003.

•	Concur expects earnings per share on a GAAP basis of between $(0.02) and $0.03 for the third quarter of fiscal 2003, and between $0.02 and $0.08 for fiscal 2003.

About Concur Technologies, Inc.

Concur Technologies, Inc. (NASDAQ: CNQR) is the world’s leading provider of Corporate Expense Management solutions, servicing more than 1,100 companies worldwide. Concur’s solutions include Concur Expense for travel and entertainment expense management and Concur Payment for managing employee request for vendor payments. Concur also offers value-added software and services to complement its core solutions, including Concur Imaging Service, Concur Travel Integration, Concur Business Intelligence, and Concur Total Access. Concur’s solutions streamline business processes, reducing operating costs and improving internal controls while empowering financial managers to apply greater intelligence to their company’s spending patterns. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. Mr. Singh’s statements and the statements in the Business Outlook section are forward-looking statements. These statements are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential increases in the rate of attrition of the customers of our outsourced solutions and potential delays in customer adoption of these solutions after initial implementation; the length of the current general economic slowdown and reduced investment in information technology by our customers; reduced business travel that may lower the use of our products and services or inhibit new sales of our products and services; potential difficulties, costs and delays involved in integrating the acquired operations of Captura Software, Inc. into our own operations; potential difficulties associated with strategic

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Concur Meets EPS Expectations For Eleventh Consecutive Quarter; Achieves 27% Year Over Year Revenue Growth/4

relationships and with development of new products; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products, which makes the prediction of future operating results difficult; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Adair, Concur Technologies, Inc., 425-497-6439, johna@concur.com

Concur Meets EPS Expectations For Eleventh Consecutive Quarter; Achieves 27% Year Over Year Revenue Growth/5

CONCUR TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in thousands)

	March 31, 2003	September 30, 2002
ASSETS
Current assets
Cash and cash equivalents	$17,366	$13,746
Marketable securities	1,024	2,024
Accounts receivable, net	6,665	8,918
Prepaid expenses and other current assets	1,959	1,299

Total current assets	27,014	25,987
Property and equipment, net	1,590	3,003
Restricted cash	1,950	1,250
Intangible assets	8,209	7,689
Other assets	110	339

Total assets	$38,873	$38,268

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$4,963	$8,340
Current portion of long term liabilities	1,117	1,079
Deferred revenues	10,808	8,406

Total current liabilities	16,888	17,825
Long term liabilities	493	746
Stockholders’ equity
Common stock, $0.001 par value:
Authorized shares – 60,000,000
Issued and outstanding shares – 31,080,427 and 30,316,002 shares at March 31, 2003 and September 30, 2002, respectively	234,689	232,452
Accumulated deficit	(213,197)	(212,755)

Total stockholders’ equity	21,492	19,697

Total liabilities and stockholders’ equity	$38,873	$38,268

Concur Meets EPS Expectations For Eleventh Consecutive Quarter; Achieves 27% Year Over Year Revenue Growth/6

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2003	2002	2003	2002
Revenues:
License	$1,244	$2,741	$4,010	$4,898
Subscription	5,486	2,224	10,388	4,226
Service	7,080	5,872	14,008	12,059

Total revenues	13,810	10,837	28,406	21,183

Cost of revenues:
License	100	112	274	223
Subscription	2,848	2,399	5,866	4,799
Service	2,984	2,836	6,057	5,892

Total cost of revenues	5,932	5,347	12,197	10,914

Gross profit	7,878	5,490	16,209	10,269

Operating expenses:
Sales and marketing	3,620	3,981	7,427	8,383
Research and development	2,674	2,829	5,381	5,364
General and administrative	1,774	1,624	3,328	3,791
Amortization of intangible assets	285	0	570	0

Total operating expenses	8,353	8,434	16,706	17,538

Loss from operations	(475)	(2,944)	(497)	(7,269)
Other income, net	46	24	55	110

Net loss	$(429)	$(2,920)	$(442)	$(7,159)

Basic and diluted net loss per share	$(0.01)	$(0.11)	$(0.01)	$(0.27)
Shares used in calculation of basic and diluted net loss per share	30,989	25,856	30,709	25,836

Concur Meets EPS Expectations For Eleventh Consecutive Quarter; Achieves 27% Year Over Year Revenue Growth/7

CONCUR TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except per share data)

	Six Months Ended March 31,
	2003	2002
Operating activities
Net loss	$(442)	$(7,159)
Adjustments to reconcile net loss to net
cash used in operating activities:
Amortization of intangible assets	570	—
Depreciation	1,771	3,077
Provision for bad debts	(145)	—
Changes in operating assets and liabilities:
Accounts receivable	2,653	949
Prepaid expenses, deposits, and other assets	(552)	(552)
Accounts payable	(1,034)	(104)
Accrued liabilities and accrued commissions	(864)	(2,871)
Deferred revenues	2,204	508

Net cash provided by (used in) operating activities	4,161	(6,152)

Investing activities
Purchases of property and equipment	(457)	(1,138)
Purchases of marketable securities	—	(1,947)
Maturities of marketable securities	1,000	4,000
Increase in restricted cash balances	(700)	(722)
Payments of acquisition costs	(510)	—

Net cash (used in) provided by investing activities	(667)	193

Financing activities
Proceeds from issuance of common stock from exercise of stock options	338	52
Proceeds from borrowings	915	722
Payments on borrowings and capital leases	(1,127)	(1,274)

Net cash provided by (used in) financing activities	126	(500)

Net increase (decrease) in cash and cash equivalents	3,620	(6,459)
Cash and cash equivalents at beginning of period	13,746	21,700

Cash and cash equivalents at end of period	$17,366	$15,241